Exhibit 21
Subsidiaries of Argo Group International Holdings, Ltd.

Company Name	Country/State of Incorporation
The Argo Foundation	Bermuda
PXRE Capital Statutory Trust II	Connecticut
PXRE Capital Statutory Trust VI	Delaware
Argo Re Ltd.	Bermuda
Argo Insurance Services Bermuda, Ltd.	Bermuda
Argo Irish Holdings I Ltd.	Bermuda
Argo Irish Holdings II	Bermuda
Argo Re Escritório de Representação no Brasil Ltda.	Brazil
PXRE Reinsurance (Barbados), Ltd.	Barbados
ArgoGlobal Underwriting (Dubai) Limited	United Arab Emirates
Argo International Holdings Limited	United Kingdom
Argo Underwriting Agency Limited	United Kingdom
Argo Management Services Ltd	United Kingdom
Argo Managing Agency Ltd	United Kingdom
Argo Direct Ltd	United Kingdom
Argo (No 604) Ltd	United Kingdom
Argo (No 607) Ltd	United Kingdom
Argo (No 616) Ltd	United Kingdom
Argo (No 617) Ltd	United Kingdom
Argo (No 703) Ltd	United Kingdom
Argo (No 704) Ltd	United Kingdom
Argo (Alpha) Ltd	United Kingdom
Argo (Chi) Ltd	United Kingdom
Argo (Delta) Ltd	United Kingdom
Argo (Epsilon) Ltd	United Kingdom
Argo (Gamma) Ltd	United Kingdom
Argo (Eta) Ltd	United Kingdom
Argo (Zeta) Ltd	United Kingdom
ArgoGlobal Underwriting Asia Pacific Pte Ltd.	Singapore
Nomina No. 550 LLP	United Kingdom
Argo Financial Holding (Ireland) UC	Ireland
Argo Financial Holding (Brazil) DAC	Ireland
Ariel Re Property & Casualty	United Kingdom
Ariel Corporate Member Limited	United Kingdom
ArgoGlobal Assicurazioni S.p.A.	Italy
Argo Group US, Inc.	Delaware
Argonaut Group Statutory Trust	Connecticut
Argonaut Group Statutory Trust III	Delaware
Argonaut Group Statutory Trust IV	Delaware
Argonaut Group Statutory Trust V	Delaware
Argonaut Group Statutory Trust VI	Connecticut
Argonaut Group Statutory Trust VII	Delaware
Argonaut Group Statutory Trust VIII	Delaware
Argonaut Group Statutory Trust IX	Delaware
Argonaut Group Statutory Trust X	Delaware

Company Name	Country/State of Incorporation
Argonaut Management Services, Inc.	Delaware
Trident Insurance Services, LLC	Texas
Alteris Insurance Services, Inc.	Massachusetts
Colony Insurance Company	Virginia
Colony Specialty Insurance Company	Ohio
Peleus Insurance Company	Virginia
Argonaut Insurance Company	Illinois
Argonaut-Midwest Insurance Company	Illinois
Argonaut Great Central Insurance Company	Illinois
Rockwood Casualty Insurance Company	Pennsylvania
Somerset Casualty Insurance Company	Pennsylvania
ARIS Title Insurance Corporation	New York